Exhibit 99.1

NEWS RELEASE Media Contact: David Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

SECOND QUARTER 2013 FINANCIAL RESULTS

- Board of Directors Extends and Increases Share Repurchase Program -

AVON, Conn. – July 25, 2013 – Magellan Health Services Inc. (NASDAQ: MGLN) today reported financial results for the second quarter 2013, as summarized below. For the quarter ended June 30, 2013, the company reported net revenue of $842.7 million, segment profit of $75.0 million, and net income of $31.5 million or $1.15 per diluted common share. Segment profit represents income from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits and income taxes.

Financial Results

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
(Millions, except per share results)	2013	2012	Increase/ (Decrease)	2013	2012	Increase/ (Decrease)
Revenue	$842.7	$805.5	4.6%	$1,664.5	$1,578.7	5.4%
Segment Profit	75.0	64.8	15.7%	144.3	120.2	20.0%
Net Income	31.5	27.0	16.7%	59.5	47.8	24.5%
Earnings Per Share	1.15	0.97	18.6%	2.17	1.72	26.2%

As of June 30, 2013, the company had unrestricted cash and investments of $281.9 million.

“I am pleased with Magellan’s strong second quarter performance and the strides we made in our growth initiatives,” said Barry M. Smith, chief executive officer. “This is a time of transformation at Magellan, as we build on the solid foundation developed over the past several years and evolve into a business with a sharp focus on leveraging our unique strengths, particularly with regard to managing special populations. We have developed our Magellan Complete Care and Magellan Pharmacy Solutions initiatives to address opportunities that we see in the marketplace and to be our primary growth engines for the future.

“Our core behavioral health, radiology and pharmacy businesses continue to perform well and are making significant contributions to our results. They have fueled our past growth and, going forward, will provide the clinical capabilities to holistically manage enrollees in our Magellan Complete Care programs. For example, our new health plan, Magellan Complete Care of Florida, which began enrolling members during the quarter, leverages the assets of our entire product portfolio. We are moving decisively to simplify and retool our offerings, sharpen our business focus and position the company for continued growth.”

Share Repurchase Program

The Board of Directors has approved a $100 million increase to the current $200 million share repurchase authorization and extended it for two years until October 25, 2015. The shares may be purchased from time to time on the open market, under 10b5-1 plans, or in privately negotiated transactions. There are a number of factors that affect the timing and pace of purchases, such as stock price, projected capital needs, M&A prospects and determination of open and closed trading windows.

Outlook

“We had strong results this quarter and are maintaining our full-year outlook for revenue, net income, segment profit and EPS,” said Jonathan N. Rubin, chief financial officer. “The increased share repurchase authorization reflects our Board of Directors’ confidence in our growth strategy, cash flow and financial capacity. We are committed to maximizing long-term shareholder value through both share repurchases and continued investment in our growth initiatives.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, July 25, 2013. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Second Quarter Earnings Call 2013 approximately 15 minutes before the start of the call. The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services: Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology, and pharmacy benefits programs, as well as integrated health care programs for special populations. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. As of June 30, 2013, Magellan’s customers include health plans, employers and government agencies, serving approximately 34.0 million members in our behavioral health business, 17.4 million members in our radiology benefits management segment, and approximately 9 million members in our medical pharmacy management product. In addition, the pharmacy solutions segment served 40 health plans and employers, 25 states and the District of Columbia, and several pharmaceutical manufacturers. For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2013 revenue, net income, segment profit, earnings per share, strategy and growth. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 28, 2013, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2013. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

Media Contact

David W. Carter

860-507-1909

DWCarter@MagellanHealth.com

Investor Contact

Renie Shapiro

877-645-6464

RShapiro@MagellanHealth.com

# # #

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six months Ended June 30,
	2012	2013 (1)	2012	2013 (1)

Net revenue:
Managed care and other	$716,998	$752,151	$1,403,057	$1,479,791
Dispensing	88,475	90,597	175,629	184,718
Total net revenue	805,473	842,748	1,578,686	1,664,509

Cost and expenses:
Cost of care	521,830	542,826	1,027,123	1,072,757
Cost of goods sold	82,855	84,979	163,893	173,587
Direct service costs and other operating expenses (2)	140,333	144,497	276,922	284,124
Depreciation and amortization	15,152	16,946	29,933	33,116
Interest expense	576	792	1,176	1,402
Interest income	(857)	(358)	(1,269)	(711)
	759,889	789,682	1,497,778	1,564,275
Income before income taxes	45,584	53,066	80,908	100,234
Provision for income taxes	18,611	21,586	33,145	40,696
Net income	26,973	31,480	47,763	59,538
Other comprehensive (loss) income (3)	(85)	(70)	88	(147)
Comprehensive income	$26,888	$31,410	$47,851	$59,391

Weighted average number of common shares outstanding — basic	27,317	26,829	27,258	26,968
Weighted average number of common shares outstanding — diluted	27,717	27,338	27,732	27,492

Net income per common share — basic	$0.99	$1.17	$1.75	$2.21
Net income per common share — diluted	$0.97	$1.15	$1.72	$2.17

(1) For a more detailed discussion of Magellan’s results for the quarterly period ended June 30, 2013, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on Thursday, July 25, 2013, and the live broadcast or taped replay of the Company’s earnings conference call on Thursday, July 25, 2013, which will be available at www.MagellanHealth.com.

(2) Includes stock compensation expense of $4,365 and $4,602 for the three months ended June 30, 2012 and 2013, respectively, and $9,467 and $10,240 for the six months ended June 30, 2012 and 2013, respectively.

(3) Net of income tax provision (benefit) of $(55) and $(47) for the three months ended June 30, 2012 and 2013, respectively, and and $56 and $(99) for the six months ended June 30, 2012 and 2013, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2012	2013 (1)

Cash flows from operating activities:
Net income	$47,763	$59,538

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,933	33,116
Non-cash interest expense	360	368
Non-cash stock compensation expense	9,467	10,240
Non-cash income tax expense	6,906	1,335
Non-cash amortization on investments	3,720	4,884
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	(22,845)	37,086
Accounts receivable, net	1,428	(27,361)
Pharmaceutical inventory	1,213	(4,150)
Other assets	(4,307)	(8,281)
Accounts payable and accrued liabilities	(20,022)	(29,643)
Medical claims payable and other medical liabilities	20,208	6,384
Tax contingencies	1,478	1,349
Other	(270)	2,044
Net cash provided by operating activities	75,032	86,909

Cash flows from investing activities:
Capital expenditures	(36,877)	(27,035)
Purchase of investments	(143,155)	(165,372)
Maturity of investments	150,890	139,068
Other	—	(7,900)
Net cash used in investing activities	(29,142)	(61,239)

Cash flows from financing activities:
Payments to acquire treasury stock	—	(49,462)
Proceeds from exercise of stock options and warrants	3,003	16,110
Payments on capital lease obligations	—	(1,816)
Other	(735)	(747)
Net cash provided by (used in) financing activities	2,268	(35,915)

Net increase (decrease) in cash and cash equivalents	48,158	(10,245)
Cash and cash equivalents at beginning of period	119,862	189,464
Cash and cash equivalents at end of period	$168,020	$179,219

(1) The Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013 will be filed with the SEC on Thursday, July 25, 2013.

(2)  Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the six months ended June 30, 2012, restricted investments of $19,474 were shifted to restricted cash that resulted in an operating cash flow use, with restricted cash of $31,249 shifted to restricted investments during the six months ended June 30, 2013 that resulted in an operating cash flow source.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013 (1)	2012	2013 (1)

Managed care and other revenue
- Commercial	$178,227	$199,538	$358,751	$387,375
- Public Sector	410,136	414,859	799,024	821,479
- Radiology Benefits Management	88,826	92,715	165,683	182,993
- Pharmacy Solutions (2)	56,527	61,260	117,425	119,410
- Elimination (2)	(16,718)	(16,221)	(37,826)	(31,466)
Total managed care and other revenue	716,998	752,151	1,403,057	1,479,791

Dispensing revenue - Pharmacy Solutions	88,475	90,597	175,629	184,718

Cost of care
- Commercial	110,847	123,227	223,019	236,498
- Public Sector (2)	355,113	357,402	699,425	712,781
- Radiology Benefits Management	57,874	58,742	108,284	116,809
- Pharmacy Solutions	14,714	19,676	34,221	38,135
- Elimination (2)	(16,718)	(16,221)	(37,826)	(31,466)
Total cost of care	521,830	542,826	1,027,123	1,072,757

Cost of goods sold - Pharmacy Solutions	82,855	84,979	163,893	173,587

Direct service costs and other operating expenses
- Commercial	42,456	41,399	84,818	82,791
- Public Sector	23,304	28,934	43,901	54,577
- Radiology Benefits Management	13,582	13,863	27,068	27,234
- Pharmacy Solutions	26,948	31,374	55,967	60,935
- Corporate	34,043	28,927	65,168	58,587
Total direct service costs and other operating expenses	140,333	144,497	276,922	284,124

Stock compensation expense (3)
- Commercial	(270)	(133)	(537)	(266)
- Public Sector	(269)	(267)	(556)	(574)
- Radiology Benefits Management	(360)	(457)	(760)	(891)
- Pharmacy Solutions	(236)	(380)	(466)	(700)
- Corporate	(3,230)	(3,365)	(7,148)	(7,809)
Total stock compensation expense	(4,365)	(4,602)	(9,467)	(10,240)

Segment profit (loss)
- Commercial	25,194	35,045	51,451	68,352
- Public Sector	31,988	28,790	56,254	54,695
- Radiology Benefits Management	17,730	20,567	31,091	39,841
- Pharmacy Solutions	20,721	16,208	39,439	32,171
- Corporate and Elimination	(30,813)	(25,562)	(58,020)	(50,778)
Total segment profit	$64,820	$75,048	$120,215	$144,281

Reconciliation of segment profit to income before income taxes:
Segment profit	$64,820	$75,048	$120,215	$144,281
Stock compensation expense	(4,365)	(4,602)	(9,467)	(10,240)
Depreciation and amortization	(15,152)	(16,946)	(29,933)	(33,116)
Interest expense	(576)	(792)	(1,176)	(1,402)
Interest income	857	358	1,269	711
Income before income taxes	$45,584	$53,066	$80,908	$100,234

(1) The Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013 will be filed with the SEC on Thursday, July 25, 2013.

(2) Public Sector has subcontracted with Pharmacy Solutions to provide pharmacy benefits management services on a limited risk basis for one of Public Sector’s customers.  As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3) Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.